Exhibit 5.1

November 6, 2025

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

Ladies and Gentlemen:

We have acted as counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission on November 6, 2025 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain securityholders listed in the Registration Statement under the heading “Selling Securityholders” of up to an aggregate of 2,677,680 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) an aggregate of 379,539 outstanding shares of Common Stock (the “PIPE Shares”), (ii) an aggregate of up to 1,488,680 shares of Common Stock issuable upon exercise of (A) the Common Stock Purchase Warrant dated October 15, 2025 issued to Anthony DiGiandomenico, (B) the Common Stock Purchase Warrant dated October 15, 2025 issued to Altium Healthcare Long Short Onshore Fund LP, (C) the Common Stock Purchase Warrant dated October 15, 2025 issued to ATW Master Fund V LP, (D) the Common Stock Purchase Warrant dated October 15, 2025 issued to Benjamin Luke Weil, (E) the Common Stock Purchase Warrant dated October 15, 2025 issued to Edward Kovary, and (F) the Common Stock Purchase Warrant dated October 15, 2025 issued to John Carter Lipman (collectively, the “Common Stock Warrant Instruments” and each, a “Common Stock Warrant Instrument”) (such warrants, collectively, the “Common Stock Warrants” and such shares of Common Stock, collectively, the “Common Stock Warrant Shares”), (iii) an aggregate of up to 364,801 shares of Common Stock issuable upon exercise of (A) the Pre-Funded Common Stock Purchase Warrant dated October 15, 2025 issued to Altium Healthcare Long Short Onshore Fund LP and (B) the Pre-Funded Common Stock Purchase Warrant dated October 15, 2025 issued to ATW Master Fund V LP (together, the “Pre-Funded Warrant Instruments” and each, a “Pre-Funded Warrant Instrument”) (such warrants, collectively, the “Pre-Funded Warrants” and such shares of Common Stock, collectively, the “Pre-Funded Warrant Shares”), (iv) an aggregate of up to 44,660 shares of Common Stock issuable upon exercise of (A) the Placement Agent Common Stock Purchase Warrant dated October 15, 2025 issued to John Lipman, (B) the Placement Agent Common Stock Purchase Warrant dated October 15, 2025 issued to David Rosenberg, and (C) the Placement Agent Common Stock Purchase Warrant dated October 15, 2025 issued to Lucid Capital Markets, LLC (together, the “Placement Agent Warrant Instruments” and each, a “Placement Agent Warrant Instrument”) (such warrants, collectively, the “Placement Agent Warrants” and such shares of Common Stock, collectively, the “Placement Agent Warrant Shares”), and (v) an aggregate of up to 400,000 shares of Common Stock issuable exercise of the Common Stock Purchase Warrant dated October 15, 2025 issued to Arca Investment Management, LLC (the “Arca Warrant Instrument”) (such warrants, collectively, the “Arca Warrants” and such shares of Common Stock, collectively, the “Arca Warrant Shares”). The Common Stock Warrant Instruments, the Pre-Funded Warrant Instruments, the Placement Agent Warrant Instruments, and the Arca Warrant Instrument are collectively referred to in this opinion letter as the “Warrant Instruments”; the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, and the Arca Warrants are collectively referred to in this opinion letter as the “Warrants” and each, as a “Warrant”; the Common Stock Warrant Shares, the Pre-Funded Warrant Shares, the Placement Agent Warrant Shares, and the Arca Warrant Shares are collectively referred to in this opinion letter as the “Warrant Shares” and each, as a “Warrant Share”; the PIPE Shares and the Warrant Shares are collectively referred to in this opinion letter as the “Shares” and each, as a “Share”; and the Warrants and Shares are collectively referred to in this opinion letter as the “Securities” and each, a “Security.” This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Securities thereunder. For purposes of rendering these opinions, we have examined: (i) the Registration Statement; (ii) the Securities Purchase Agreement, dated as of October 10, 2025, by and among the Company and the Purchasers (as defined therein) (the “Purchase Agreement”); (iii) the engagement letter, dated September 15, 2025 by and between the Company and Lucid Capital Markets, LLC (the “Engagement Letter”); (iv) the Investment Management Agreement, dated as of July 15, 2025, by and between the Company and Arca Investment Management, LLC, as amended and restated by the Investment Management Agreement dated as of September 17, 2025, entered into by and between the Company and Arca Investment Management, LLC (the “Investment Management Agreement”); (v) the Warrant Instruments; (vi) the Fourth Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 9, 2017, as amended by the Certificate of Designation of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on December 12, 2019, the Certificate of Designation of Series B Convertible Preferred Stock of the Company as filed with the Secretary of State on December 23, 2019, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on June 17, 2020, the Certificate of Designation of Series C Preferred Stock of the Company as filed with the Secretary of State on September 27, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on December 8, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 8, 2024, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 16, 2024, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on November 4, 2024, and the Certificate of Correction of Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 14, 2025 (the “Certificate of Incorporation”); (vii) the Amended and Restated Bylaws of the Company adopted on December 19, 2016; (viii) minutes of a joint meeting of the Company’s Board of Directors (the “Board”) and the Corporate Governance and Nominating Committee of the Board (the “CGN Committee”) held on October 9, 2025 approving the issuance and sale of the Securities and the Purchase Agreement and Warrant Instruments (the “October 9 Board Resolutions”), (ix) minutes of a joint meeting of the Board and the CGN Committee held on October 10, 2025 approving additional terms of the issuance and sale of the Securities (together with the October 9 Board Resolutions, the “Board Resolutions”); and (xi) a certificate of an officer of the Company, dated as of the date hereof. Other than our examination of the documents listed in (i) through (viii) above, we have not examined any other documents or made any independent investigation for the purpose of rendering this opinion.

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For purposes of this opinion letter, we have assumed that: (a) each document examined by us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, and (ii) that each party to the documents we have examined has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

In rendering our opinions below, we also have assumed that (i) the Company will have sufficient authorized and unissued shares of Common Stock available for issuance of the Warrant Shares upon the exercise of the Warrants, (ii) that the issuance of the Warrant Shares will be duly recorded in the Company’s stock ledger upon issuance, (iii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), the Shares will be evidenced by certificates, duly executed and delivered, or the Board of Directors will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Shares and, within a reasonable time after the issuance of any such Shares, the registered owner of such Shares will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (iv) other than the Purchase Agreement, the Registration Rights Agreement (as defined in the Purchase Agreement), the Engagement Letter, the Investment Management Agreement, and the Warrant Instruments, there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (v) the exercise price paid for the Warrant Shares will equal or exceed the then par value of a share of Common Stock, (vi) the issuance of the Securities will not (A) have the effect, directly or indirectly, of increasing the proportionate shares of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company) of any loans, advanced, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL), and (viii) the Board Resolutions have not been and will not be revoked, modified or amended. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to the DGCL and reported judicial decisions interpreting the DGCL.

Based upon and subject to foregoing, and assuming that the Registration Statement is effective at the time of the issuance of any Shares, it is our opinion that:

1. The PIPE Shares are validly issued, fully paid and non-assessable.

2. The issuance of the Common Stock Warrant Shares has been duly authorized by the Company and, when issued upon the exercise of the Common Stock Warrants in accordance with the terms of the Common Stock Warrant Instruments, the Common Stock Warrant Shares will be validly issued, fully paid, and non-assessable.

3. The issuance of the Pre-Funded Warrant Shares has been duly authorized by the Company and, when issued upon the exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrant Instruments, the Pre-Funded Warrant Shares will be validly issued, fully paid, and non-assessable.

4. The issuance of the Placement Agent Warrant Shares has been duly authorized by the Company and, when issued upon the exercise of the Placement Agent Warrants in accordance with the terms of the Placement Agent Warrant Instruments, the Placement Agent Warrant Shares will be validly issued, fully paid, and non-assessable.

5. The issuance of the Arca Warrant Shares has been duly authorized by the Company and, when issued upon the exercise of the Arca Warrants in accordance with the terms of the Arca Warrant Instrument, the Arca Warrant Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly, /s/ K&L Gates LLP

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